                                                                      EXHIBIT 21


                  SUBSIDIARIES OF KENT ELECTRONICS CORPORATION


                                                    STATE OF
SUBSIDIARY                                          INCORPORATION
----------                                          -------------
K*TEC Electronics Corporation                       Delaware

Kent Datacomm Corporation                           Texas